UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2022

Diversified Healthcare Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place,
255 Washington Street, Suite 300
Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Shares of Beneficial Interest	DHC	The Nasdaq Stock Market LLC
5.625% Senior Notes due 2042	DHCNI	The Nasdaq Stock Market LLC
6.25% Senior Notes due 2046	DHCNL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we,” “us,” “our” and “the Company” refer to Diversified Healthcare Trust.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2022, our Board of Trustees (“Board”) adopted resolutions increasing the size of our Board to seven Trustees. On the same date, pursuant to a recommendation of our Nominating and Governance Committee, our Board elected David A. Pierce as an Independent Trustee of our Board with a term to expire at the Company’s 2023 annual meeting to fill the vacancy created by the increase in size of our Board to seven Trustees.

Mr. Pierce has served in various capacities at Boston Scientific Corporation since 1991. Since 2018 he has served as the Executive Vice President and President, MedSurg and since 2020 as President, Endoscopy for Boston Scientific Corporation. Prior to that time from 2016 until 2018, he was a Senior Vice President and President of the Urology Division and from 2010 until 2016, he was the Senior Vice President and President of the Endoscopy Division. Mr. Pierce has served as a director of the Medical Device Manufacturers Association since 2014. Mr. Pierce has served as a director of MassMedic since 2020, and as a trustee of Norwich University since 2020. Mr. Pierce served as the strategic advisory board chair of the American Gastroenterology Association Center for GI Innovation from 2014 until 2016, and as a director of the American Society of Gastrointestinal Endoscopy Foundation from 2011 until 2012. Mr. Pierce served in the United States Army from 1985 until 1989, serving in multiple line and staff positions, providing transportation and logistics management, attaining the rank of Captain.

Our Board concluded that Mr. Pierce is qualified to serve as an Independent Trustee in accordance with the requirements of The Nasdaq Stock Market LLC, the Securities and Exchange Commission and our governing documents. For his service as an Independent Trustee, Mr. Pierce will be entitled to the compensation we generally provide to our Independent Trustees. There is no arrangement or understanding between Mr. Pierce and any other person pursuant to which Mr. Pierce was selected as a Trustee. There are no transactions, relationships or agreements between Mr. Pierce and us that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

In connection with his election as an Independent Trustee, we entered into an indemnification agreement with Mr. Pierce, which agreement is on substantially the same terms as the indemnification agreements we have entered with our other Trustees and executive officers. We have previously filed a form of indemnification agreement entered into by our Trustees with us as Exhibit 10.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which form is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSIFIED HEALTHCARE TRUST

By:	/s/ Richard W. Siedel, Jr.
Name:	Richard W. Siedel, Jr.
Title:	Chief Financial Officer and Treasurer

Date:  March 29, 2022